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                          EXHIBIT NO. (1)
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

                                                    EXHIBIT (1)

                         _________ Shares

                      CONSUMERS POWER COMPANY

      Class A Preferred Stock (Cumulative, without par value)

                  _______________________________


                      Underwriting Agreement


                                            ____________, 1994

To the Representatives named in
Schedule I hereto of the Under-
writers named in Schedule II
hereto

Dear Sirs:

               Consumers Power Company, a Michigan corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined in Section 14 hereof) _________ shares of its Class A Preferred Stock (Cumulative, without par value) (the "Securities") as indicated in
Schedule II. The Underwriters have designated the Representatives to execute this Agreement on their behalf and to act for them in the manner provided in this Agreement.

               The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), a registration statement on Form S-3 (Registration No. __-_____) including a prospectus relating to the Securities and such registration statement has become effective under the Act. The registration statement at the time it initially became effective and as it may have been thereafter amended to the date of this Agreement (including the documents then incorporated by reference therein) is hereinafter referred to as the "Registration Statement." The prospectus forming a part of the Registration Statement at the time the Registration Statement initially became effective (including the documents then incorporated by reference therein) is hereinafter referred to as the "Basic Prospectus" provided that in the event that the Basic Prospectus shall have been amended, revised or supplemented prior to the date of this Agreement, or if the Company shall have supplemented the Basic Prospectus by filing any documents pursuant to Section 13 or 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the time the Registration Statement initially became effective and prior to the date of this Agreement, which documents are deemed to be incorporated in the Basic Prospectus, the term "Basic Prospectus" shall also mean such prospectus as so amended, revised or supplemented. The Basic Prospectus, as it shall be supplemented to reflect the terms of the offering and sale of the Securities by a prospectus supplement relating to the Securities, to be filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act, is hereinafter referred to as the "Prospectus." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include only amendments or supplements to the Registration Statement or Prospectus, as the case may be, and documents incorporated by reference therein after the date of this Agreement and prior to the termination of the offering of the Securities by the Underwriters.

         1. Purchase and Sale: Upon the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, at the purchase price of $______ a share (the "Purchase Price"), the respective number of shares of Securities set opposite their names in Schedule II hereto.

               The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as this Agreement has become effective. The Company is further advised by the Representatives that the Securities are to be offered to the public initially at $______ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $.__ a share under the public offering price, and that any Underwriter may allow, and such dealers may allow, a concession, not in excess of $.__ a share, to certain other dealers.

         2. Payment and Delivery: Payment for the Securities shall be made to the Company or its order by bank check or checks, as requested by the Company, payable in New York Clearing House funds, at the offices of Reid & Priest, 40 West 57th Street, New York, New York, 10019 (or such other place or places of payment as shall be agreed upon by the Company and the Underwriters in writing), upon the delivery of the Securities at said offices (or such other place or places of delivery as shall be agreed upon by the Company and the Representatives) to the Representatives for the respective accounts of the Underwriters against receipt therefor signed by the Representatives on behalf of themselves and as agent for the other Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York time (or on such later business day as shall be agreed upon by the Company and the Representatives in writing), unless postponed in accordance with the provisions of Section 10 hereof. The day and time at which payment and delivery for the Securities are to be made is herein called the "Time of Purchase".

               Delivery of the Securities shall be made in definitive, fully registered form in authorized denominations registered in such names as the Representatives may request in writing to the Company not later than three full business days prior to the Time of Purchase, or if no such request is received, in the names of the respective Underwriters for the respective number of shares of Securities, set forth opposite the name of each Underwriter in Schedule II, in denominations selected by the Company.

               The Company agrees to make the Securities available for inspection by the Underwriters at the offices of ____________________ at least 24 hours prior to the Time of Purchase, in definitive, fully registered form, and as requested pursuant to the preceding paragraph.

         3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Company and to the following other conditions:

               (a) That all legal proceedings to be taken in connection with the issue and sale of the Securities shall be reasonably satisfactory in form and substance to Messrs. Reid & Priest, of New York, New York, counsel to the Underwriters.

               (b) That, at the Time of Purchase, the Representatives shall be furnished with the following opinions, dated the day of the Time of Purchase:

                      (1) Opinion of Denise M. Sturdy, Esq., finance counsel to the Company, substantially to the effect set forth in Exhibit A to this Agreement; and

                      (2)  Opinion of Messrs. Reid & Priest, of New
        York, New York, counsel to the Underwriters, substantially to the effect set forth in Exhibit B to this Agreement.

               (c) That at the Time of Purchase the Representatives shall have received a letter from Arthur Andersen & Co. in form and substance satisfactory to the Representatives, on and dated as of the day of the Time of Purchase, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements examined by them and included in the Registration Statement complied as to form in all material respects with the applicable accounting requirements of the Commission, including applicable published rules and regulations of the Commission, and
        (iii) covering, as of a date not more than five business days prior to the date of such letter, such other matters as the Representatives reasonably request.

               (d) [That none of any amendment to the Registration Statement, the Prospectus, or any amendment or supplement to the Prospectus (including any document which would be deemed incorporated in the Prospectus by reference), filed subsequent to the effectiveness of this Agreement and prior to the Time of Purchase shall contain material information (i) substantially different from that contained in or contemplated by the Registration Statement, as amended prior to the effectiveness of this Agreement, or in the Basic Prospectus (including any document which would be deemed incorporated in the Basic Prospectus by reference prior to the effectiveness of this Agreement) and (ii) relating to a material change in the business, properties or financial condition of the Company which, in the judgment of the Representatives, after reasonable inquiries on the part of the Representatives, impairs the marketability of the Securities.]

               (e) That, at or before 8:00 P.M., New York time on the first full business day after the effective date of this Agreement, or at such later time and day as the Representatives may from time to time consent to in writing or by telegram confirmed in writing, an appropriate order or orders of the Michigan Public Service Commission, necessary to permit the sale of the Securities to the Underwriters, shall be in effect.

               (f) That, at the Time of Purchase, the Company shall have delivered to the Representatives a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief there has been no material adverse change in the business, properties or financial condition of the Company from that set forth in the Registration Statement or Prospectus (other than changes referred to in or contemplated by the Registration Statement or Prospectus).

               (g) That any post-effective amendment to the Registration Statement necessary, at the time this Agreement is executed, to be declared effective shall have become effective not later than 5:30 P.M., New York time on the business day following the date of execution of this Agreement; and that no stop order suspending the effectiveness of either Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

               (h) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

               (i) That between the date of the execution of this Agreement and the day of the Time of Purchase, (i) there has been no downgrading of the investment ratings of any of the Company's securities by Standard & Poor's Corporation, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co., and (ii) the Company shall not have been placed on "credit watch" or "credit review" with negative implications by any of such statistical rating organizations if, in the case of such placement on "credit watch" or "credit review", such occurrence shall, in the reasonable judgment of the Representatives, after reasonable inquiries on the part of the Representatives, impair the marketability of the Securities.

               (j) That any additional documents or agreements reasonably requested by counsel to the Underwriters to permit such counsel to deliver opinions hereunder shall have been provided to them.

               (k) That any filing of the Prospectus and any supplements thereto required pursuant to Rule 424 under the Act have been made in compliance with Rule 424 in the time periods provided by Rule 424, or at such later time as may be acceptable to the Representatives.

         4. Conditions of the Company's Obligations: The obligations of the Company hereunder are subject to the satisfaction of the conditions set forth in Sections 3(e) and 3(g).

         5. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

               (a) To promptly file with the Commission the Prospectus, pursuant to Rule 424 under the Act.

               (b) As soon as the Company is advised thereof, to advise the Representatives and confirm the advice in writing of any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof.

               (c) To deliver to the Underwriters, without charge, as soon as practicable, and from time to time thereafter during such period of time (not exceeding nine months) after the date of the Prospectus as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Representatives may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date of the Prospectus, to furnish to the Representatives, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with
        Section 10(a)(3) of the Act.

               (d) To furnish to the Representatives a copy, certified by the Secretary or an Assistant Secretary of the Company, of each Registration Statement as initially filed with the Commission and of all amendments thereto (including all exhibits) and full and complete sets of all comments of the Commission or its staff and all responses thereto with respect to the Registration Statement, and to furnish to the Underwriters conformed copies of the Registration Statement without exhibits.

               (e) For such period of time (not exceeding nine months) after the date of the Prospectus as they are required by law to deliver a prospectus in respect of the Securities, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it becomes necessary to amend or supplement the prospectus to comply with law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses are furnished to the Company by the Representatives) to whom Securities may have been sold by the Representatives on behalf of the Underwriters and, upon request, to any other dealers making such request, such number of copies of such amendments or supplements to the Prospectus as may be reasonably requested.

               (f) To make generally available to the Company's security holders, as soon as practicable, an "earning statement" (which need not be audited by independent public accountants) covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (g) To use its best efforts to qualify the Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representatives may designate within six months after the date hereof and to pay, or to reimburse the Underwriters and their counsel for, reasonable legal fees, filing fees and expenses in connection therewith (including such fees and expenses paid and incurred prior to the date hereof) up to an amount not to exceed $5,000, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

               (h) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Underwriters) in connection with the issuance and delivery of the Securities, except that the Company shall be required to pay the fees and disbursements (other than fees and disbursements referred to in paragraph (g) of this Section 5) of Reid & Priest, counsel to the Underwriters, only in the events provided in paragraph (i) of this
        Section 5, the Underwriters hereby agreeing to pay such fees and disbursements in any other event, and that except as provided in Section (i), the Company shall not be responsible for any out-of-pocket expenses of the Underwriters in connection with their services hereunder.

               (i) If the Underwriters shall not take up and pay for the Securities due solely to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of
        Section 11 hereof, to pay the reasonable fees and disbursements of Reid & Priest, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the Securities due to failure of the Company to comply with the conditions specified in
        Section 3 hereof, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $3,000, incurred in connection with the financing contemplated by this Agreement.

               (j) Prior to the termination of the offering of the Securities, to not file any amendment to the Registration Statement or supplement to the Prospectus (including the Basic Prospectus) unless the Company has furnished the Representatives and counsel to the Underwriters with a copy for their review and comment a reasonable time prior to filing, or any such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing, after consultation with the Representatives.

               (k) Subsequent to the effectiveness of this Agreement and prior to the Time of Purchase, to not, without the prior written consent of the Representatives, issue or announce the proposed issuance of any preferred stock of the Company, other than the Securities.

         6. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters that the Registration Statement has become effective under the Act; any filing of the Prospectus and any supplements thereto required pursuant to Rule 424(b) have been or will be made in the manner required by Rule 424(b) and within the time period required by Section 3(k) hereof; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement and the Basic Prospectus complied, or were deemed to have complied, and on its issue date, the Prospectus will comply, or will be deemed to comply, in all material respects with the applicable provisions of the Act and the published rules and regulations of the Commission, the Registration Statement on its effective date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its issue date and, as amended or supplemented, if applicable, as of the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter expressly for use therein.

         7. Representation and Warranties of Underwriters: Each Underwriter represents and warrants that the information furnished in writing to the Company through the Representatives expressly for use in the Registration Statement and Prospectus is correct in all material respects as to such Underwriter. Each Underwriter, in addition to other information furnished to the Company for use in the Registration Statement and Prospectus, herewith furnishes to the Company for use in the Registration Statement and Prospectus, the information stated herein with regard to the public offering, if any, by such Underwriter and represents and warrants that such information is correct in all material respects as to such Underwriter.

         8.  Indemnification:

               (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 8(b) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus (if used prior to the date of the Basic Prospectus), the Basic Prospectus (if used prior to the date of the Prospectus), the Prospectus, or, if the Prospectus shall be amended or supplemented, in the Prospectus as so amended or supplemented (if such Prospectus or such Prospectus as amended or supplemented is used after the period of time referred to in
        Section 5(e) hereof, it shall contain or be used with such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission which was made in such preliminary prospectus, Basic Prospectus, Registration Statement or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter expressly for use therein, and except that this indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Securities to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of such Underwriter to such person
        (i) with or prior to the written confirmation of the sale involved or (ii) as soon as available after such written confirmation, relating to an event occurring prior to the payment for and delivery to such person of the Securities involved in such sale, and the alleged omission or alleged untrue statement was corrected in the Prospectus as supplemented or amended at such time.

               (b) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any Underwriter or any such controlling person (each, an "Indemnified Person") as to which such Indemnified Person may seek indemnity under Section 8(a), such Indemnified Person shall notify the Company promptly after any assertion of such claim threatening to institute an action or proceeding against such Indemnified Person and promptly after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure so to notify the Company shall not, however, relieve the Company from any liability which it may have on account of the indemnity under
        Section 8(a) if the Company has not been prejudiced in any material respect by such failure. The Company shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses. Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Company and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person (concurred in by counsel to the Company), representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel for such Indemnified Persons shall be reimbursed by the Company. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Company, and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Company such fees and expenses of such separate counsel as the Company shall have reimbursed. It is understood that the Company shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons. Such firm shall be designated in writing by the Representatives.

               In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Representatives and the Company agree that the Company's obligations to pay such fees and expenses shall be conditioned upon the following:

                      (1) in case separate counsel are retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the identity of such counsel shall be reasonably acceptable to the Company; and

                      (2)  reimbursable fees and expenses of such
               separate counsel shall be detailed and supported in a manner reasonably acceptable to the Company (but nothing herein shall be deemed to require the furnishing to the Company of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                      (3) the Company and the Representatives shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Company is liable hereunder, and the Representatives shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Company.

               The Company shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Company, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees, subject to the provisions of this Section 8, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Representatives, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

               The Company's indemnity agreement contained in this
Section 8, and the covenants, warranties and representations of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 8 shall survive any termination of this Agreement.

               The liabilities of the Company in Section 8(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

               (c) Each Underwriter agrees severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, each other Underwriter and each person, if any, who controls the Company or any such other Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 8(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, or in the Prospectus, as amended or supplemented (if applicable), in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, such Underwriter expressly for use therein.

               The indemnity agreement on the part of each Underwriter contained in Section 8(c) hereof, and the warranties and representations of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 8(c) shall survive any termination of this Agreement. The liabilities of each Underwriter in Section 8(c) are in addition to any other liabilities of such Underwriter under this Agreement or otherwise.

         9. Contribution: If the indemnification provided for in Section 8 above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each indemnifying party, if any on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this
Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, provided that the provisions of Section 8 have been complied with (in all material respects) in respect of any separate counsel for such indemnified party. Notwithstanding the provisions of this Section 9 no Underwriter shall be required to contribute any amount greater than the excess of (i) the total price at which the Securities underwritten by it and distributed to the public were offered to the public over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9 to contribute are several in proportion to their respective underwriting obligations and not joint.

               The agreement with respect to contribution contained in
Section 9 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter, and shall survive delivery of and payment for the Securities hereunder and any termination of this Agreement.

        10. Substitution of Underwriters: If any Underwriter under this agreement shall fail or refuse (otherwise than for some reason sufficient to justify in accordance with the terms hereof, the termination of its obligations hereunder) to purchase the Securities which it had agreed to purchase, the Representatives shall immediately notify the Company and the Representatives and the other Underwriters may, within 36 hours of the giving of such notice, determine to purchase, or to procure one or more other members of the National Association of Securities Dealers, Inc. ("NASD") (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Securities Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), satisfactory to the Company, to purchase, upon the terms herein set forth, the number of shares of Securities which the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, the Representatives shall give written notice to the Company of such determination within 36 hours after the Company shall have received notice of any such default, and thereupon the Time of Purchase shall be postponed for such period, not exceeding three business days, as the Company shall determine. If in the event of such a default, the Representatives shall fail to give such notice, or shall within such 36-hour period give written notice to the Company that no other Underwriter or Underwriters, or others, will exercise such right, then this Agreement may be terminated by the Company, upon like notice given to the Representatives within a further period of 36 hours. If in such case the Company shall not elect to terminate this Agreement, it shall have the right, irrespective of such default:

               (a) to require such non-defaulting Underwriters to purchase and pay for the respective number of shares of which they had severally agreed to purchase hereunder, as hereinabove provided, and, in addition, the number of shares of Securities which the defaulting Underwriter shall have so failed to purchase up to a number of shares thereof equal to one-ninth (1/9) of the respective number of shares of Securities which such non-defaulting Underwriters have otherwise agreed to purchase hereunder; and/or

               (b) to procure one or more other members of the NASD (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase, upon the terms herein set forth, the number of shares of Securities which such defaulting Underwriter had agreed to purchase, or that portion thereof which the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

               In the event the Company shall exercise its rights under clause (a) and/or (b) above, the Company shall give written notice thereof to the Representatives within such further period of 36 hours, and thereupon the Time of Purchase shall be postponed for such period, not exceeding three business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect to exercise its rights under clause (a) and/or (b), the Company shall be deemed to have elected to terminate this Agreement.

               Any action taken by the Company under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. Termination by the Company under this Section 10 shall be without any liability on the part of the Company or any non-defaulting Underwriter, except as otherwise provided in Section 5(i) hereof.

               In the computation of any period of 36 hours referred to in this Section 10, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday which would otherwise be included in such period of time.

        11. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Purchase by the Representatives, if prior to such time (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or the New York Stock Exchange, (ii) a general moratorium on commercial banking activities in New York shall have been declared by federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or any other calamity or crisis, the effect of which on the financial markets of the United States is such as to impair, in the Representatives' reasonable judgment, after reasonable inquiries on the part of the Representatives, the marketability of the Securities.

               If the Representatives elect to terminate this Agreement, as provided in this Section 11, the Representatives will promptly notify the Company and each other Underwriter by telephone or telecopy, confirmed by letter. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Securities to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

               Notwithstanding the foregoing, the provisions of Sections 5(g), 5(i), 8 and 9 shall survive any termination of this Agreement.

        12. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or be sent by telecopy as follows: if to the Underwriters or the Representatives, to the Representatives at the address or number, as appropriate, designated in Schedule I hereto, and, if to the Company, to Consumers Power Company, Attention: Senior Vice President and Chief Financial Officer, 212 West Michigan Avenue, Jackson, Michigan 49201 (Telecopy -517-788-0351).

        13. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), and the controlling persons, if any, referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 10 hereof, no other person shall acquire or have any right under or by virtue of this Agreement.

        14. Definition of Certain Terms: The term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, named in Schedule II hereto (including the Representatives herein mentioned, if so named), and the term "Representatives", as used herein, shall be deemed to mean the representative or representatives designated by the Underwriters in Schedule I hereto. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Schedule I and Schedule II hereto, the term "Underwriters" and the term "Representatives", as used herein, shall mean such person, firm or corporation. If the firm or firms listed in Schedule I hereto are the same as the firm or firms listed in
Schedule II hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the respective Underwriters.

        15. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        16. Counterparts: This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
               If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

                                     Very truly yours,


                                     CONSUMERS POWER COMPANY


                                     By:_____________________________

Accepted as of the date hereof


_____________________________________
As Representatives

By:  _________________________________



By:__________________________________

                            Schedule I

                            Schedule II




        Underwriter                            Number of Firm
                                            Shares to be Purchased

                                                 ______________

        Total                                    ==============

                                                    Exhibit A

  [Matters to be addressed by opinion of Denise M. Sturdy, Esq.]

                                                    Exhibit B

       [Matters to be addressed by opinion of Reid & Priest]